UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2022

Carvana Auto Receivables Trust 2022-P2

(Issuing Entity)

Central Index Key Number: 0001903753

Carvana Receivables Depositor LLC

(Depositor)

Central Index Key Number: 0001770373

Carvana, LLC

(Sponsor)

Central Index Key Number: 0001576462

(Exact name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)

Delaware	333-263473-02	83-3243432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(Registrant’s IRS Employer Identification No.)

1930 W. Rio Salado Parkway Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 719-8809

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

ITEM 6.01. ABS Informational and Computational Material.

Information regarding quarterly delinquencies, prepayments and cumulative net losses with respect to fixed rate retail installment contracts used to finance the purchase of used cars and light duty trucks that were originated by Carvana, LLC (the “Receivables”), relating to obligors with Carvana, LLC’s proprietary “Deal Scores” of 50 or higher at the time of origination for the origination period commencing January 1, 2016 and ending March 31, 2022 is attached hereto as Exhibit 99.1 of the type contemplated by Item 1105 of Regulation AB. Additional narrative explanations of this information is attached hereto as Exhibit 99.2.

The characteristics of Receivables included in Exhibit 99.1, as well as the social, economic and other conditions existing at the time when those Receivables were originated and repaid, may vary materially from the characteristics of the Receivables to be acquired by Carvana Auto Receivables Grantor Trust 2022-P2 and the social, economic and other conditions existing at the time when these Receivables were originated and those that will exist in the future when they are required to be repaid. Losses, prepayments and delinquencies for the pool of Receivables to be acquired by Carvana Auto Receivables Grantor Trust 2022-P2 may differ from the information shown in the attached Exhibit 99.1 below for prior securitized pools.

ITEM 9.01 Financial Statements and Exhibits

99.1	Static Pool Information

99.2	Narrative Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carvana Receivables Depositor LLC (Depositor)

By:	/s/ Mike McKeever
Name:	Mike McKeever
Title:	President

Dated: May 12, 2022